State of Delaware

                                [STATE INSIGNIA]

                          Office of Secretary of State

                            ------------------------

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF RAMESOR, INC. FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 1990, AT 9 O'CLOCK A.M.


                                                      AUTHENTICATION: | 2761343
                                                                DATE: 08/15/1990

  [SEAL OF DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
            DELAWARE]

                              RECEIVED FOR RECORD
                               Aug. 16 A.D. 1990
                             /s/ Michael T. Scuse
                                    RECORDER
                         $3.00 STATE DOCUMENT FEE PAID

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 8/14/1990
                                                      750226075-2236587


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                    BEFORE PAYMENT OF ANY PART OF THE CAPITAL

                                       OF

                                  RAMESOR, INC.

                                   ----------

            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                                  RAMESOR, INC.

            2. The corporation has not received any payment for any of its stock.

            3. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

            "FIRST: The name of the corporation (hereinafter called the "corporation") is ROSEMAR SILVER COMPANY, INC."

            4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on August 14, 1990.


                                       /s/ T. M. Bonovich
                                       ----------------------------------
                                       T. M. Bonovich, Sole Incorporator